POWER OF ATTORNEY
BY
SECTION 16 REPORTING PERSON OF
THE SHAW GROUP INC.

____________________________________________________

UNITED STATES OF AMERICA

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

BE IT KNOWN, that effective as of the 21st day of October,
2010;

BEFORE ME, the undersigned Notary Public, duly commissioned
and qualified in and for the aforementioned Parish/County
and State, and in the presence of the competent witnesses
hereinafter named and undersigned;

PERSONALLY CAME AND APPEARED:  Clarence L. Ray, Jr., the
undersigned competent individual, who is an officer and/or
a director of The Shaw Group Inc., a Louisiana corporation
whose stock is publicly traded on The New York Stock
Exchange under the symbol ?SHAW? (the "Company"),

WHO DECLARED, that the undersigned does hereby constitute
and appoint each of JOHN DONOFRIO, REGINA N. HAMILTON and
ASHLEY C. WALL, each acting individually, as the
undersigned's true and lawful attorney-in-fact, with full
power and authority as hereinafter described on behalf of
and in the name, place and stead of the undersigned to:

1. prepare, execute, acknowledge, deliver and file for
and on behalf of the undersigned, in the undersigned's
capacity as an officer and/or director of the Company,
Forms 3, 4, and 5 (including any amendments thereto) with
respect to the securities of the Company with the United
States Securities and Exchange Commission, any national
securities exchanges or similar authority and the Company,
as considered necessary or advisable under Section 16(a)
of the Securities Exchange Act of 1934 and the rules and
regulations promulgated thereunder, as amended from time
to time (the "Exchange Act"); and

2. seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information on
transactions in the Company's securities from any third
party, including but not limited to, brokers, employee
benefit plan administrators and trustees, and the
undersigned hereby authorizes any such person to release
any such information to the undersigned and approves
and ratifies any such release of information; and

3. do and perform any and all acts for and on behalf of
the undersigned that in the discretion of such attorney-
in-fact are necessary or desirable in connection with
the foregoing; and

4. take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned,
it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant
to this Power of Attorney shall be in such form and
shall contain such terms and conditions as such attorney-
in-fact may approve in such attorney-in-fact's sole and
absolute discretion.

The undersigned acknowledges that:

1. this Power of Attorney authorizes, but does not
require, each such attorney-in-fact to act in his or
her discretion on information provided to such attorney-
in-fact without independent verification of such
information;

2. any documents prepared and/or executed by any such
attorney-in-fact on behalf of the undersigned pursuant
to this Power of Attorney will be in such form and will
contain such information and disclosure as such attorney-
in-fact, in his sole and absolute discretion, deems
necessary, desirable or beneficial;

3. neither the Company nor any of the attorneys-in-fact
assumes (i) any liability for the undersigned's
responsibility to comply with the requirement of the
Exchange Act; (ii) any liability of the undersigned for
any failure to comply with such requirements; or (iii)
any obligation or liability of the undersigned for
profit disgorgement under Section 16(b) of the Exchange
Act; and

4. this Power of Attorney does not relieve the
undersigned from responsibility for compliance with
the undersigned's obligations under the Exchange Act,
including but not limited to the reporting requirements
under Section 16 of the Exchange Act.

The undersigned hereby gives and grants to each of
the foregoing attorneys-in-fact full power and authority
to do and perform all and every act and thing whatsoever
requisite, necessary, proper or appropriate to be
done in and about the foregoing matters as fully to
all intents and purposes as the undersigned might
or could do if personally present, hereby ratifying
and confirming all that each such attorney-in-fact,
or such attorney-in-fact's substitute or substitutes,
shall lawfully do or cause to be done by virtue of
this Power of Attorney and the rights and powers
herein granted.

This Power of Attorney shall remain in full force
and effect until revoked by the undersigned in a
signed writing delivered to each of such attorney-
in-fact.

THUS DONE AND PASSED, in the County of Mecklenburg,
State of North Carolina, effective as of the day,
month and year herein first above written, in the
presence of the undersigned competent witnesses
who have hereunto signed their names with the
undersigned officer and/or and me, Notary.

SECTION 16 REPORTING PERSON:     WITNESSES:

/s/ C. L. Ray, Jr.      /s/ Rance Hall
Name:  Clarence L. Ray, Jr.     Name: Rance Hall
Date of Birth: October 12, 1947
Social Security Number:      /s/ David L. Brannen
         Name: David L. Brannen

/s/ Janet B. Jenkins
NOTARY PUBLIC
Name: Janet B. Jenkins
Commission Number:_______________________
My Commission Expires:  12/26/2012

NOTARY SEAL